SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

March 7, 2014

Date of Report (Date of Earliest Event Reported)

Primco Management, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-173119	27-3696297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Century Park East
6th Floor, Suite 73, Century City, CA	90067
(Address of principal executive offices)	(Zip Code)

(323) 450-2780

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On March 7, 2014, the registrant entered into an asset purchase agreement with Jessica Vance, the owner of Suzie Q’s NPO and Puget Power Co LLC, which is located at 12710 Aurora Ave N, Seattle, WA 98133.  The acquired business consists of permits and licenses issued by the City of Seattle for the cultivation and sale of medical cannabis to patients, as well as the lease on the facility, and all necessary equipment and furniture.

Under the asset purchase agreement, the registrant will be purchasing, free and clear of all liabilities, all rights, permits, licenses, applications, records, leases, equipment, and any other assets related to the acquired business.  This sale will close on March 31, 2014.  As consideration for the purchase, the registrant shall pay Ms. Vance a total cash payment of $250,000 and 25,000,000 common shares of the registrant.

Should the registrant not pay in full, Ms. Vance can resort to legal remedies for full and timely payment under the agreement, and has the right to assert ownership and shall be entitled to compensation of $3,000 per month and reimbursement of any and all expenses associated with the operation of the assets of the acquired businesses until such time as full payment is made by the registrant.

On March 7, 2014, the registrant entered into a consulting agreement with Jessica Vance.  Under this agreement, Ms. Vance will provide consulting services to the registrant regarding the transfer of operations and assets of Suzie Q’s NPO and Puget Power Co LLC, as detailed above, and to assist in the transfer of the Washington State Producer Processor Tier 1 License from Ms. Vance to David Michery, the chief executive officer of the registrant.  The consulting agreement will end upon the complete transfer of this license.  Ms. Vance will be compensated $3,000 per month, payable at the first of each month, for the duration of the consulting agreement.

Item 2.03: Creation of a Direct Financial Obligation

On March 7, 2014, the registrant entered into an asset purchase agreement with Jessica Vance, as described above.  Under this agreement, the registrant shall pay Ms. Vance a total cash payment of $250,000.  On closing, the registrant shall make a payment of $50,000 to Ms. Vance, payable in cash, and will pay an additional $50,000 within thirty (30) days of the issuance of the licenses from the Liquor Board.  The balance of the purchase price shall be converted into a 0% coupon note payable to Ms. Vance with a term of one year with quarterly payments of $50,000 commencing ninety (90) days from when the acquired business is fully licensed and title has been transferred to the registrant.  The note shall include an option to Ms. Vance to obtain common shares of the registrant in lieu of cash at Ms. Vance’s option.

Item 3.02: Unregistered Sales of Equity Securities

On March 7, 2014, the registrant entered into an asset purchase agreement with Jessica Vance, as described above.  Under this agreement, the registrant shall issue Ms. Vance a total of 25,000,000 common shares of the registrant in return for all rights, permits, licenses, applications, records, leases, equipment and any other assets related to the acquired business.  These common shares are exempt under Section 4(2) of the Securities Act.  These common shares are qualified for this exemption because Ms. Vance has the knowledge and experience in finance and business matters to be a “sophisticated investor”, she has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the securities to the public.

Item 9.01: Exhibits

d) Exhibit 10.1: Asset purchase agreement between Primco Management, Inc. and Jessica Vance, signed March 7, 2014.

    Exhibit 10.2: Consulting agreement between Primco Management, Inc. and Jessica Vance, signed March 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Primco Management Inc.

By:

/s/ David Michery

David Michery

Chief Executive Officer

Dated:  March 21, 2014